SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2016 (June 2, 2016)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01. Completion of Acquisition.

On June 2, 2016, National Health Investors, Inc. ("NHI") announced that it has acquired two entrance fee continuing care retirement communities (“CCRCs”) from funds managed by certain affiliates of East Lake Capital Management (“East Lake”) for $56.3 million and entered into a lease transaction with other affiliates of East Lake. NHI has committed up to an additional $10 million for capital improvements and potential expansion of the communities over the next two years. The acquisition was funded with available cash and borrowings on NHI’s revolving credit facility, and was anticipated as part of NHI’s most recent 2016 financial guidance to the market contained in its press release dated May 6, 2016. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.
On June 2, 2016, National Health Investors, Inc. ("NHI") also announced that an affiliate of Bickford Senior Living has repaid existing loans from NHI with proceeds from the sales of 5 assisted living and memory care facilities to NHI on May 20, 2016. Repaid were a mezzanine loan with a principal balance of $9,213,000 and annual interest rate of 12%, and a development loan with a principal balance of $478,000 and annual interest rate of 10%. The repayments were anticipated as part of NHI's most recent financial guidance to the market contained in its press release dated May 6, 2016. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Exhibit Index
Number	Exhibit
99.1	HTML version of press release issued June 2, 2016 titled “NHI Announces Acquisition and Lease of 2 CCRCs in Connecticut and Payoff of Mezzanine Loan.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NATIONAL HEALTH INVESTORS, INC.
	By:	/s/ Roger R. Hopkins
	Name:	Roger R. Hopkins
	Title:	Principal Financial Officer
Date: June 2, 2016